EXHIBIT 99.2

KODIAK OIL AND GAS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(amounts in thousands, except share data)

	Kodiak				Kodiak
	Oil and Gas		Pro Forma		Oil and Gas
	Historical	Properties	Adjustments		Pro Forma
		(a)
Revenues:
Gas production	$599	$309	$—		$908
Oil production	19,374	4,510	—		23,884
Unrealized gain (loss) on risk management activities	(1,101)	—	—		(1,101)
Interest income & other	28	—	—		28
Total revenues	18,900	4,819	—		23,719

Operating expenses:
Oil and gas production	4,435	1,051	—		5,486
Depletion, depreciation, amortization and accretion	4,932	—	1,012	(b)	5,944
General and administrative	7,491	—	214	(c)	7,705

Total operating expenses	16,858	1,051	1,226		19,135

Interest Expense	79	—	4,567	(d)	4,646

Net income (loss)	$1,963	$3,768	$(5,793)		$(62)

Net income per common share:
Basic	$0.02				$—
Diluted	$0.02				$—

Weighted average shares outstanding:
Basic	123,929,455		—		123,929,455
Diluted	125,533,666		—		125,533,666

(a) Operating revenues and direct operating expenses of the properties acquired for the nine months ended September 30, 2010

(b) To record additional depletion, depreciation, and amortization expense and accretion expense

(c) To record amortization expense of the origination fees and related closing costs associated with obtaining financing for the Acquisition

(d) To record incremental interest expense on acquisition financing

See accompanying notes to unaudited pro forma condensed consolidated financial statements

KODIAK OIL AND GAS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010

(amounts in thousands, except share data)

	Kodiak			Kodiak
	Oil and Gas	Pro Forma		Oil and Gas
	Historical	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$61,827	$(21,430	)(b) (c)	$40,397
Accounts receivable
Trade	6,063	—		6,063
Accrued sales revenues	3,540	—		3,540
Inventory, prepaid expenses and other	18,519	—		18,519

Total Current Assets	89,949	(21,430)		68,519

Oil and gas properties (full cost method), at cost:
Proved oil and gas properties	152,849	40,052	(a)	192,901
Unproved oil and gas properties	24,517	70,020	(a)	94,537
Wells in progress	13,276	—		13,276
Facilities	500	—		500
Less-accumulated depletion, depreciation, amortization, accretion and asset impairment	(100,562)	—		(100,562)
Net oil and gas properties	90,580	110,072		200,652
Property and equipment, net of accumulated depreciation of $351 in 2010 and $284 in 2009	334	—		334
Deferred financing costs, net of amortization	326	1,238	(c)	1,564

Total Assets	$181,189	$89,880		$271,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$27,104	$400	(f)	$27,504
Advances from joint interest owners	1,642	—		1,642
Commodity price risk management liability	448	—		448
Total Current Liabilities	29,194	400		29,594

Noncurrent Liabilities:
Commodity price risk management liability	653	—		653
Long term debt	—	89,808	(d)	89,808
Asset retirement obligation	1,504	72	(a) (e)	1,576
Total Liabilities	31,351	90,280		121,631

Commitments and Contingencies
Stockholders’ Equity:
Common stock - no par value; unlimited authorized
Issued and outstanding: 148,360,910 shares in 2010 and 118,879,931 shares in 2009	—	—		—
Contributed surplus	253,738	—		253,738
Accumulated deficit	(103,900)	(400	)(f)	(104,300)

Total Stockholders’ Equity	149,838	(400)		149,438

Total Liabilities and Stockholders’ Equity	$181,189	$89,880		$271,069

(a)  To record the pro forma allocation of the preliminary purchase price of the Acquisition

(b)  To record cash required in excess of available financing

(c)  To record cash utilized for origination fees and related loan closing costs associated with obtaining new or increasing current credit facilities and related deferred asset

(d)  To record long term financing utilization - senior revolver and second lien

(e)  To record asset retirement obligations

(f)  To record estimated acquisition costs

See accompanying notes to unaudited pro forma condensed consolidated financial statements

KODIAK OIL AND GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.             BASIS OF PRESENTATION

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and Kodiak Oil & Gas Corp.’s (“Company”) accounting policies. The pro forma condensed consolidated financial statements are based on the estimates and assumptions included in these notes and include adjustments necessary for presentation of the Bakken/Three Forks Properties Acquisition in accordance with US GAAP.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our Quarterly Report on Form 10—Q for the quarter ended September 30, 2010, our Annual Report on Form 10—K for the year ended December 31, 2009, our Quarterly Report on Form 10—Q for the quarter ended September 30, 2009 and the Statements of Operating Revenues and Direct Operating Expenses of Properties Acquired by Kodiak for the Period from March 1, 2009 (Inception) to December 31, 2009 (Audited) and the Nine Month Period Ended September 30, 2010 and the Period from March 1, 2009 (Inception) to September 30, 2009 (Unaudited).

Bakken/Three Forks Properties Acquisition

On October 19, 2010, Kodiak Oil & Gas Corp. and its wholly owned subsidiary Kodiak Oil & Gas (USA) Inc. (collectively, “Kodiak”) entered into a definitive agreement (“Asset Purchase Agreement”) to acquire approximately 14,500 acres of Bakken/Three Forks leasehold and related producing properties (“Properties”) in the Williston Basin of North Dakota (“Acquisition”). The aggregate purchase price was expected to be comprised of $99 million in cash and 2.75 million shares of the Kodiak’s common stock (“Shares”).  In the event certain conditions precedent to the issuance of such shares are not satisfied, Kodiak Oil & Gas (USA) Inc. will be obligated to pay $11 million in cash in lieu of the Company issuing such shares. The Acquisition closed on November 30, 2010 and prior to closing the Company was unable to meet all conditions precedent for the issuance of the Shares. As such Kodiak completed the transaction solely with $110 million in cash.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition of the Properties. Additionally the Company records acquisition costs to general and administrative expenses. No material acquisition costs were incurred through September 30, 2010.

The following preliminary purchase price allocation is preliminary and includes significant use of estimates. This preliminary allocation is based on information that was available to management at the time these financial statements were prepared. Management has not yet had the opportunity to complete its assessment of the fair values of the assets acquired and liabilities assumed. Accordingly, the allocation will change as additional information becomes available and is assessed by the Company, and the impact of such changes may be material.

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KODIAK OIL AND GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the purchase price and preliminary estimated values of assets acquired and liabilities assumed (in thousands):

Purchase Price	November 30, 2010
Consideration Given:
Cash	$110,000

Total consideration given	$110,000

Preliminary Allocation of Purchase Price
Assets & Liabilities Acquired:
Proved oil and gas properties	$40,052
Unproved oil and gas properties	$70,020
Total assets acquired	$110,072

Asset retirement obligation	$72
Total liabilities acquired	$72
Net assets acquired	$110,000

2.             PRO FORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED BALANCE SHEET

a. Record the pro forma allocation of the preliminary purchase price of the Acquisition as noted above in the calculation and preliminary allocation of the purchase price to the acquired assets and liabilities based on the initial fair values, pending completion of the Company’s valuation analysis;

b. Record $21.4 million cash required in excess of financing available for the Acquisition;

c. Record origination fees associated with obtaining financing. Debt origination fees of 1% on increases to the Company’s Senior Revolver, 2% on increases to the Company’s Second Lien credit facilities and associated loan closing costs;

d. Record long term finance utilization consisting of Senior Revolver Debt of $49.8 million and Second Lien Debt of $40.0 million;

e. Record asset retirement obligations assumed to preliminary estimate of fair value;

f. Record estimated acquisition costs (attorney, accountant and consulting fees) of $400 thousand.

3.             PRO FORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

a. Operating revenues and direct operating expenses of properties acquired;

b. Record additional depletion, depreciation, and amortization expense and accretion expense attributable to the preliminary purchase price allocation;

c. Record amortization expense of the origination fees and related closing costs associated with obtaining financing for the Acquisition;

d. Record incremental interest expense on acquisition financing.

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